Exhibit 4.180

Dated 17 July 2014

OLYMPIAN ARES OWNERS INC.
OLYMPIAN ARTEMIS OWNERS INC.
OLYMPIAN DEMETER OWNERS INC. and
OLYMPIAN POSEIDON OWNERS INC.
 as joint and several Borrowers

and

DRYSHIPS INC.
 as Guarantor

and

ABN AMRO BANK N.V.
 as Facility Agent and Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a loan of
 (originally) up to US$141,350,000

Watson, Farley & Williams

Index

Clause		Page
1	Interpretation	2
2	Agreement of the Finance Parties	2
3	Conditions Precedent	2
4	Representations and Warranties	3
5	Amendments to Loan Agreement, Guarantee and other Security Documents	3
6	Further Assurances	4
7	Fees and Expenses	5
8	Communications	5
9	Supplemental	5
10	Law and Jurisdiction	6
Schedule		7
Execution Page		8

THIS SUPPLEMENTAL AGREEMENT is made on 17 July 2014

BETWEEN

(1)	OLYMPIAN ARES OWNERS INC., OLYMPIAN ARTEMIS OWNERS INC., OLYMPIAN DEMETER OWNERS INC. and OLYMPIAN POSEIDON OWNERS INC. each incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, The Marshal Islands, MH96960 as joint and several Borrowers;

(2)	DRYSHIPS INC. as Guarantor;

(3)	ABN AMRO BANK N.V. as Facility Agent; and

(4)	ABN AMRO BANK N.V. as Security Trustee.

BACKGROUND

(A)	By a loan agreement dated 26 October 2011 (the "Loan Agreement") and made between (i) the Borrowers as joint and several borrowers, (ii) the Arrangers, (iii) the Facility Agent, (iv) the Security Trustee, (v) the Account Bank, (vi) the Swap Provider and (vii) the Lenders, the Lenders have made available to the Borrowers a loan facility in an amount of (originally) up to US$141,350,000, of which an amount of US$117,190,000 is outstanding by way of principal on the date hereof.

(B)	By a master agreement (on the 2002 ISDA Master Agreement (Multicurrency-Crossborder) form and including the Schedule thereto) (the "Master Swap Agreement") dated as of 26 October 2011 and made between (i) the Borrowers and (ii) the Swap Provider, the Swap Provider agreed to enter into Designated Transactions (as defined in the Loan Agreement) with the Borrowers from time to time to (inter alia) hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)	By a guarantee dated 26 October 2011 and made between the Guarantor and the Security Trustee, the Guarantor guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Swap Agreement (the "Guarantee").

(D)	The Borrowers and the Guarantor have made a request to the Facility Agent that the Majority Lenders give their consent to:

(i)	the amendment to the covenant set out in clause 5.2.1 of the Guarantee so that the Guarantor may create Encumbrances over any of its ORIG Shares (as defined below) for the purposes referred to in this Supplemental Agreement (the "First Guarantee Amendment");

(ii)	the waiver of the financial covenant set out in clause 5.3.1(d) of the Guarantee in respect of each twelve-month period ended or (as the case may be) ending on 31 December 2012, 31 December 2013 and 31 December 2014, respectively (the "Second Guarantee Amendment" and, together with the First Guarantee Amendment, the "Guarantee Amendments"); and

(iii)	the consequential amendments and/or variations of certain other provisions of the Loan Agreement, the Guarantee and the other Security Documents in connection with those matters (the "Consequential Amendments").

(E)	The Majority Lenders' consent to the requests referred to in Recital (D) above is subject to, inter alia:

(i)	the payment of the fee set out in Clause 7 of this Supplemental Agreement;

(ii)	the Consequential Amendments to the Loan Agreement, the Guarantee and the other Security Documents outlined in this Supplemental Agreement; and

(iii)	all other terms and conditions contained herein.

(F)	This Supplemental Agreement sets out the terms and conditions on which the Finance Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement, the Guarantee and the other Security Documents.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Security Documents shall have the same meanings when used in this Supplemental Agreement unless the context otherwise requires.

1.2	Definitions

In this Supplemental Agreement, unless the contrary intention appears:

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;

"Guarantee" means the guarantee dated 26 October 2011 (as amended and supplemented from time to time) referred to in Recital (C); and

"Loan Agreement" means the loan agreement dated 26 October 2011 (as amended and supplemented from time to time) referred to in Recital (A).

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.4 of the Loan Agreement apply, with any necessary modifications, to this Supplemental Agreement.

2.	AGREEMENT OF THE FINANCE PARTIES

2.1	Agreement of the Finance Parties

Each Finance Party agrees, subject to and upon the terms and conditions of this Supplemental Agreement, to:

(a)	the Guarantee Amendments; and

(b)	the Consequential Amendments.

2.2	Effective Date

The agreement of the Finance Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3.	CONDITIONS PRECEDENT

3.1	General

The agreement of the Finance Parties contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Facility Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Facility Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 1, 2 and 3 of Schedule 4, Part 1 to the Loan Agreement in relation to each Borrower and the Guarantor in connection with its respective execution of this Supplemental Agreement, updated with appropriate modifications to refer to this Supplemental Agreement;

(b)	an original of this Supplemental Agreement duly executed by the parties to it confirming their agreement to the terms and conditions of the same;

(c)	such legal opinions as the Facility Agent may require in connection with this Supplemental Agreement;

(d)	evidence that the agent referred to in clause 18.3 of the Loan Agreement has accepted its appointment as agent for service of process under this Supplemental Agreement; and

(e)	receipt of the non-refundable fee referred to in Clause 7.1 of this Supplemental Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

Each Borrower represents and warrants to the Finance Parties that the representations and warranties in clause 7 of the Loan Agreement remain true and not misleading if repeated on the date of this Supplemental Agreement.

4.2	Repetition of Guarantee representations and warranties

The Guarantor represents and warrants to the Finance Parties that the representations and warranties in clause 4 of the Guarantee remain true and not misleading if repeated on the date of this Supplemental Agreement taking into account clause 4.3.2 of the Guarantee.

5.	AMENDMENTS TO LOAN AGREEMENT, GUARANTEE AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to the Guarantee

With effect on and from the Effective Date the Guarantee shall be amended as follows:

(a)	by adding the following new definitions in clause 1.2 of the Guarantee:

""ORIG Shares" means the 78,301,755 common shares of $0.01 par value of Ocean Rig UDW Inc., a Marshall Islands corporation, which are owned, as at the date of the Supplemental Agreement, by the Guarantor;"

""Supplemental Agreement" means the supplemental agreement dated 17 July 2014 made between (inter alias) the Guarantor and the Security Trustee supplemental to this Guarantee;" and

""Waiver Period" means the period commencing on 1 January 2012 (inclusive) and ending on 31 December 2014 (inclusive);";

(b)	by adding at the end of clause 5.2.1 of the Guarantee the following words:

"Provided that the Guarantor may create Encumbrances over any of its ORIG Shares for the sole purpose of securing its obligations in respect of any Borrowed Money which it may incur solely for the purpose of refinancing in full or in part Borrowed Money of the Guarantor outstanding under its 5.00% Convertible Senior Notes due 1 December 2014 issued under an indenture dated 17 November 2009 (as amended from time to time) between the Guarantor as issuer and Law Debenture Trust Company of New York as trustee.";

(c)	by deleting clause 5.3.1(d) of the Guarantee in its entirety and replacing it with the following new clause:

"(d)            Interest Cover Ratio

at all times, other than during the Waiver Period, the Interest Cover Ratio in relation to any Four-Quarter Period (other than any Four-Quarter Period ending on a day falling within the Waiver Period) shall not be lower than 3.00:1.00."; and

(d)	by construing references throughout to "this Guarantee", "hereunder" and other like • expressions as if the same referred to the Guarantee as amended and supplemented by this Supplemental Agreement.

5.2	Amendments to the Security Documents

With effect on and from the Effective Date each of the Security Documents (other than the Loan Agreement and the Guarantee) shall be, and shall be deemed by this Supplemental Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Security Documents to, the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and the Security Documents as amended and supplemented by this Supplemental Agreement;

(b)	by construing references throughout each of the Security Documents to the "Dryships Guarantee" as references to the Guarantee as if the same has been amended and supplemented pursuant to this Supplemental Agreement"; and

(c)	by construing references throughout each of the Security Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Supplemental Agreement.

5.3	Security Documents to remain in full force and effect

The Security Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Supplemental Agreement.

6.	FURTHER ASSURANCES

6.1	Borrowers' and Guarantor's obligation to execute further documents etc.

Each Borrower and the Guarantor shall:

(a)	execute and deliver to the Facility Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Facility Agent may, in any particular case, specify;

(b)
effect any registration or notarisation, give any notice or take any other step,

which the Facility Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Encumbrance or right of any kind which the Facility Agent intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Supplemental Agreement, and

(b)	implementing the terms and provisions of this Supplemental Agreement.

6.3	Terms of further assurances

The Facility Agent may specify the terms of any document to be executed by the Borrowers or the Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Facility Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers and the Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.

7.	FEES AND EXPENSES

7.1	Fees

On the date of this Supplemental Agreement, the Borrowers shall pay to the Facility Agent for further distribution to the Lenders, in equal shares, a non-refundable fee of $10,000.

7.2	Expenses

The provisions of clause 5 (commitment, commission, fees and expenses) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

8.	COMMUNICATIONS

8.1	General

The provisions of clause 17 (notices and other matters) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

9.	SUPPLEMENTAL

9.1	Counterparts

This Supplemental Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

10.	LAW AND JURISDICTION

10.1	Governing law

This Supplemental Agreement and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 18 (governing law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

THIS SUPPLEMENTAL AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Supplemental Agreement.

SCHEDULE

LENDERS	LENDING OFFICE

ABN AMRO BANK N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

THE EXPORT-IMPORT BANK OF KOREA	16-1, Yoido-dong, Youngdeungpo-gu Seoul, 150-996 Republic of Korea

EXECUTION PAGE

THE BORROWERS

EXECUTED as a DEED	)
by GEOFFROY GUNET	)
for and on behalf of	)	/s/ Geoffroy Gunet
OLYMPIAN ARES OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

EXECUTED as a DEED	)
by GEOFFROY GUNET	)
for and on behalf of	)	/s/ Geoffroy Gunet
OLYMPIAN ARTEMIS OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

EXECUTED as a DEED	)
by GEOFFROY GUNET	)
for and on behalf of	)	/s/ Geoffroy Gunet
OLYMPIAN DEMETER OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

EXECUTED as a DEED	)
by GEOFFROY GUNET	)
for and on behalf of	)	/s/ Geoffroy Gunet
OLYMPIAN POSEIDON OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

THE GUARANTOR

EXECUTED as a DEED	)
by GEOFFROY GUNET	)
for and on behalf of	)	/s/ Geoffroy Gunet
DRYSHIPS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

THE FACILITY AGENT

EXECUTED as a DEED	)
by THEOCHARIS ALMPANIDIS	)
for and on behalf of	)	/s/ Theocharis Almpanidis
ABN AMRO BANK N.V.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267

THE SECURITY TRUSTEE

EXECUTED as a DEED	)
by THEOCHARIS ALMPANIDIS	)
for and on behalf of	)	/s/ Theocharis Almpanidis
ABN AMRO BANK N.V.	)
such execution being witnessed by	)

Signature of witness		/s/ Anastasia G. Pavli
ANASTASIA G. PAVLI Attorney-at-law 52, Ag. Konstantinou Street - 151 24 Marousi Athens, Greece Telephones: +30 2106140810 – Fax: +30 2106140267